                                                                      Exhibit 21


                       THE WASHINGTON WATER POWER COMPANY


                           SUBSIDIARIES OF REGISTRANT




                          Subsidiary                      State of Incorporation
                          ----------                      ----------------------
         Pentzer Corporation                                     Washington


         Washington Irrigation & Development Company             Washington


         WP Finance Company                                      Washington


         The Limestone Company, Inc.                             Washington